UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2018

Titan Energy, LLC

(Exact name of registrant specified in its charter)

Delaware	001-35317	90-0812516
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 300

Fort Worth, TX 76102

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 800-251-0171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2018, Daniel C. Herz, the Chief Executive Officer of Titan Energy, LLC (the “Company”), resigned his position as Chief Executive Officer of the Company to pursue other business activities. The resignation was not the result of any dispute or disagreement with the Company or any matter related to the Company’s operations, policies, practices, management or Board of Directors (the “Board”). Following his resignation, Mr. Herz will remain in his position as a Class A Director of the Company.

Following Mr. Herz’s resignation, on August 28, 2018, the Board appointed Jeffrey M. Slotterback, the Company’s current Chief Financial Officer, as principal executive officer. Following his appointment, Mr. Slotterback will also continue to serve as the Company’s principal financial officer. The additional biographical and other information concerning Mr. Slotterback required by Item 5.02(c) of Form 8-K was included in the Company’s most recent Annual Report on Form 10-K and is incorporated by reference herein.

In addition, on August 28, 2018, the Board approved the appointment of R. Seth Bullock, a managing director of Alvarez & Marsal, LLC (“A&M”), as the Company’s Chief Restructuring Officer. Mr. Bullock’s services to the Company are billed by A&M, and he is not separately compensated by the Company for serving as its Chief Restructuring Officer. A&M is not an affiliate of the Company or any of its subsidiaries.

Mr. Bullock, age 45, is a Managing Director with A&M and has been with the firm since 2014. Mr. Bullock brings over 20 years of experience in the energy industry. Prior to joining A&M, Mr. Bullock worked with several restructuring and investment advisory firms. Mr. Bullock earned a bachelor’s degree in Finance from Loyola University, New Orleans.

Mr. Bullock has no family relationships with any director or executive officer of the Company and has not been involved in any related person transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Following Mr. Bullock’s appointment, he, along with Mr. Slotterback and Christopher K. Walker, the Company’s Chief Operating Officer, will each report directly to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2018	TITAN ENERGY, LLC

	By:	/s/ Jeffrey M. Slotterback
Name: Jeffrey M. Slotterback
Title: Chief Financial Officer